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                                                                    EXHIBIT 25-E
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                               ----------------

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2) [_]

                                  AMSOUTH BANK
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                ALABAMA                                63-0935103
        (STATE OF INCORPORATION           (I.R.S. EMPLOYER IDENTIFICATION NO.)
      IF NOT A U.S. NATIONAL BANK)

  1900 FIFTH AVENUE NORTH BIRMINGHAM,
                ALABAMA                                  35203
    (ADDRESS OF PRINCIPAL EXECUTIVE                    (ZIP CODE)
                OFFICES)

                                STEPHEN A. YODER
                                  AMSOUTH BANK
                                 LAW DEPARTMENT
                                 P.O. BOX 11007
                           BIRMINGHAM, ALABAMA 35288
                                 (205) 326-5319
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                       BELLSOUTH TELECOMMUNICATIONS, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                GEORGIA                                58-0436120
    (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

   675 WEST PEACHTREE ST., N.E.
      ATLANTA, GEORGIA                                    30375
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                               ----------------

                                DEBT SECURITIES
                      (TITLE OF THE INDENTURE SECURITIES)

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ITEM 1. GENERAL INFORMATION.

    (a) Name and address of each examining or supervising authority to which it is subject.

        State of Alabama, Superintendent of Banks, Montgomery, Alabama 36130 Federal Reserve Bank, Atlanta, Georgia 30303
        Federal Deposit Insurance Corporation, Washington, D.C. 20429

    (b) Whether it is authorized to exercise corporate trust powers.

        Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

    None.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

    Not applicable.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

    Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

    Not applicable.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

    Not applicable.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

    Not applicable.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

    Not applicable.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

    Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

    Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

    Not applicable.


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ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

    Not applicable.

ITEM 13. DEFAULTS BY THE OBLIGOR.

    (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         There is not and has not been any such default.

    (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         There has not been any such default.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

    Not applicable.

ITEM 15. FOREIGN TRUSTEE.

    Not applicable.

ITEM 16. LIST OF EXHIBITS.

    The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

         1. A copy of the articles of incorporation of the Trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 333-30905).

         2. A copy of the certificate of authority of the Trustee to commence business and to exercise trust powers. (Exhibit 2 to Form T-1, Registration No. 333-30905).

         3. See Exhibit 2 to Form T-1.

         4. A copy of the existing bylaws of the Trustee (Exhibit 4 to Form T-1, Registration No. 333-30905).

         5. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

         7. A copy of the latest report of condition of the Trustee as of the close of business on June 30, 1997, published pursuant to the requirements of its supervising or examining authority.

         8. Not applicable.

         9. Not applicable.

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                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, AmSouth Bank , a corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama on the 6th day of October, 1997.

                                          AmSouth Bank


                                          By /s/ CHARLES S. NORTHEN, IV
                                            ------------------------------
                                                 Charles S. Northen, IV
                                                     Vice President

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                                   EXHIBIT 6

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                                                                      EXHIBIT 6

                              CONSENT OF TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by BellSouth Telecommunications, Inc., we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          AmSouth Bank


                                          By /s/ Charles S. Northen, IV
                                            ------------------------------
                                                 Charles S. Northen, IV
                                                      Vice President
Dated: October 6, 1997

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                                   EXHIBIT 7

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AMSOUTH BANK OF ALABAMA                                           ST-BK: 01-0320
P.O. BOX 11007                                                        FFIEC: 031
BIRMINGHAM, AL 35288                                                 CERT: 26800
CALL DATE: 06/30/97

  CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED
                        SAVINGS BANKS FOR JUNE 30, 1997

   All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                         (DOLLAR AMOUNTS
                                                          IN THOUSANDS)
                           ASSETS
                                                         RCFD
                                                         ----
 1. Cash and balances due from depository institutions
    (from Schedule RC-A):
  a. Noninterest-bearing balances and currency and
     coin(1)............................................ 0081    639,380
  b. Interest-bearing balances(2)....................... 0071        208
 2. Securities:
  a. Held-to-maturity securities (from Schedule RC-B,
     column A).......................................... 1754  2,475,095
  b. Available-for-sale securities (from Schedule RC-B,
     column D).......................................... 1773  2,264,214
 3. Federal funds sold and securities purchased under
    agreements to resell ............................... 1350      3,075
                                         RCFD
                                         ----
 4. Loans and lease financing receivables:
  a. Loans and leases, net of unearned
     income (from Schedule RC-C)........ 2122 12,163,210
  b. LESS: Allowance for loan and lease
     losses............................. 3123    179,081
  c. LESS: Allocated transfer risk
     reserve............................ 3128          0
  d. Loans and leases, net of unearned income,
     allowance, and reserve
     (item 4.a minus 4.b and 4.c)....................... 2125 11,984,129
 5. Trading assets (from Schedule RC-D)................. 3545      3,789
 6. Premises and fixed assets (including capitalized
    leases)............................................. 2145    284,349
 7. Other real estate owned (from Schedule RC-M)........ 2150     13,546
 8. Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M)........... 2130     12,676
 9. Customers' liability to this bank on acceptances
    outstanding......................................... 2155      2,059
10. Intangible assets (from Schedule RC-M).............. 2143    230,358
11. Other assets (from Schedule RC-F)................... 2160    410,901
12. Total assets (sum of items 1 through 11)............ 2170 18,323,779

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

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AMSOUTH BANK OF ALABAMA                                           ST-BK: 01-0320
P.O. BOX 11007                                                        FFIEC: 031
BIRMINGHAM, AL 35288                                                 CERT: 26800
CALL DATE: 06/30/97

SCHEDULE RC--CONTINUED

                                                            (DOLLAR AMOUNTS
                                                             IN THOUSANDS)
               LIABILITIES
                                                             RCON
                                                             ----
13. Deposits:
    a. In domestic offices (sum of totals of columns A
       and C from Schedule RC-E, part I)..................   2200   12,614,855
                                          RCON
                                          ----
       (1) Noninterest-bearing(1)......   6631    1,928,267
       (2) Interest-bearing............   6636   10,686,588
                                                             RCFN
                                                             ----
  b. In foreign offices, Edge and Agreement subsidiaries,
     and IBFs (from Schedule RC-E, part II)...............   2200          366
                                          RCFN
                                          ----
     (1) Noninterest-bearing...........   6631            0
     (2) Interest-bearing..............   6636          366
                                                             RCFD
                                                             ----
14. Federal funds purchased and securities sold under
    agreements to repurchase..............................   2800    1,195,334
                                                             RCON
                                                             ----
15. a. Demand notes issued to the U.S. Treasury...........   2840    1,030,060
                                                             RCFD
                                                             ----
    b. Trading Liabilities (from Schedule RC-D)...........   3548            0
16. Other borrowed money (includes mortgage indebtedness
    and obligations under capitalized leases):
    a. With a remaining maturity of one year or less......   2332      692,639
    b. With a remaining maturity of more than one year
       through three years................................   A547      465,000
    c. With a remaining maturity of more than three years.   A548      371,231
17. Not applicable
18. Bank's liability on acceptances executed and
    outstanding...........................................   2920        2,059
19. Subordinated notes and debentures (2).................   3200            0
20. Other liabilities (from Schedule RC-G)................   2930      237,858
21. Total liabilities (sum of items 13 through 20)........   2948   16,609,402
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.........   3838            0
24. Common stock..........................................   3230           10
25. Surplus (exclude all surplus related to preferred
    stock)................................................   3839      915,463
26. a. Undivided profits and capital reserves.............   3632      775,155
    b. Net unrealized holding gains (losses) on
       available-for-sale securities......................   8434       23,749
27. Cumulative foreign currency translation adjustments...   3284            0
28. Total equity capital (sum of items 23 through 27).....   3210    1,714,377
29. Total liabilities and equity capital (sum of items 21
    and 28)...............................................   3300   18,323,779

--------
(1) Includes total demand deposits and non-interest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

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